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For Immediate Release

RABOBANK, CENTRAL COAST BANCORP AGREE TO ACQUISITION OF COMMUNITY BANK OF CENTRAL CALIFORNIA

RABOBANK TO EXPAND CALIFORNIA FOOTPRINT, INVEST IN COMMUNITY BANK’S GROWTH

   Rabobank Brings Greater Resources and Banking Services to Central Coast Communities

October 13, 2005 – NEW YORK, NY and SALINAS, CA – Rabobank, the Dutch financial services leader and specialist in community banking and agricultural finance, and Central Coast Bancorp (NASDAQ: CCBN), the holding company for Community Bank of Central California, today announced a transaction agreement through which the Community Bank of Central California will become part of the Rabobank Group.

Under the terms of the agreement, Rabobank will acquire all the shares of Central Coast Bancorp for a purchase price of $25 per share in cash, or a total purchase price of $371 million, which represents a 29% premium over yesterday’s closing price. Sandler O’Neill & Partners, L.P., a financial advisory and investment banking firm, served as financial advisor to the board of directors of Central Coast Bancorp for the transaction and rendered a fairness opinion to the board. The transaction is expected to close in the first quarter of 2006, subject to approval by Central Coast Bancorp shareholders and the receipt of all required regulatory approvals. Nick Ventimiglia, Chairman and Chief Executive Officer of Central Coast Bancorp, and C. Edward Boutonnet, Vice Chairman and Director, will join the board of directors of the combined bank; and Mr. Ventimiglia, together with John McCarthy, President and Chief Operating Officer, will serve in key advisory roles in the bank following the transaction.

Investing Global Resources in Community Banking

A century-old cooperative bank with a strong commitment to community banking and long heritage in agricultural finance, Rabobank brings tremendous resources, highly competitive pricing and deep financial expertise to its local banking operations. Through this acquisition, Rabobank will deliver significantly greater resources and more banking products and services to businesses, real estate developers and investors, agricultural customers, and communities throughout Monterey, Santa Cruz, San Benito and south Santa Clara counties, while continuing the commitment to superior customer service that is the heritage of Community Bank of Central California.

“Community Bank of Central California is a great community bank with very talented management and employees and a well-deserved reputation for excellent customer service,” said Cor Broekhuyse, Regional Head of Rabobank International in the Americas. “It is a perfect fit with Rabobank, because we have very similar business lines and client profiles, and we share Community Bank’s commitment to relationship-driven banking and community involvement. Rabobank’s roots lie in community banking, and we will continue Community Bank’s dedication to community involvement just as our current Rabobank branches serve communities throughout Southern and Central California.”

Mr. Broekhuyse continued, “We will invest in the growth and development of Community Bank of Central California, increasing product offerings and services to give local customers more choice, enhancing systems to improve efficiencies and the customer experience, and bringing tremendous resources to broaden the financial opportunities available to local customers. By leveraging our banking expertise and financial capabilities, we will provide a full range of great, highly competitive products and services to meet the financial needs of the businesses, organizations, municipalities, agricultural clients and residents of the Central Coast. We are enthusiastic about the opportunity to serve the community and to put our banking experience, deep resources and agricultural expertise to work for local customers.”

“We are pleased to join the Rabobank family, and believe this will be a beneficial development for our shareholders, customers, employees and the Central Coast community,” said Nick Ventimiglia, Chairman and Chief Executive Officer of Central Coast Bancorp, and head of Community Bank of Central California. “Like Community Bank of Central California, Rabobank measures excellence in terms of customer service, and they share our commitment to long-term customer relationships. They also bring tremendous expertise and experience – in retail and commercial banking, agricultural lending, and construction financing – to every client engagement, and their resources and competitive pricing will be compelling advantages for our clients. In developing our plans for the future, we determined that Rabobank will be an excellent partner for our bank and its many loyal employees, customers, shareholders and communities. Through this business combination, we will be able to build upon the strong foundation that Community Bank of Central California has established by adding the strengths and great resources of one of the world’s premier banks.”

Expanding Rabobank’s California Presence

The transaction is a further step in Rabobank’s strategy to expand its community banking platform in California and in key agricultural communities across the U.S., and gives Rabobank a direct foothold in an important region of California from which to provide customers with full banking services. Community Bank of Central California will be merged with Rabobank’s California bank, Rabobank, N.A. Rabobank plans to keep all 14 Community Bank branches open and to invest further in the growth of the bank’s franchise in the Central Coast.

Rabobank, N.A., is a community-oriented bank providing full banking services to agricultural customers, commercial real estate developers and investors (both permanent and construction lending), and small- and medium-size businesses from 25 locations throughout Southern and Central California, as well as a full array of depository, treasury management and retail banking products for individuals and businesses. Since being acquired by Rabobank Group in 2002, Rabobank, N.A. (formerly named Valley Independent Bank) has more than doubled its assets and capital. In that time, Rabobank, N.A. has also established a presence in four new markets, undertaken remodeling and expansion of seven branches, and upgraded its operations and service facilities. Rabobank, N.A. is rated "Outstanding" in its compliance with the Community Reinvestment Act.

“Community Bank of Central California is a strong addition to Rabobank’s banking franchise in California, and we are very pleased to take this step together as we expand our California presence,” said R. Daniel Woerner, President and Chief Executive Officer of Rabobank, N.A. “We are impressed by the strength of Community Bank’s branch network, which we will keep intact, the talent of its employees, and the loyalty and quality of its customers. Over the next few months, we will examine the best way to combine the two organizations, but Community Bank customers can be assured they will continue to work with the same bank representatives and continue to receive the same high quality service that Community Bank has always provided. Rabobank places the highest value on customer service, which our clients recognized in their recent 90% approval rating. We look forward to continuing to deliver unparalleled service excellence to customers throughout the Central Coast.”

Contacts

For Rabobank - Americas:	For Central Coast Bancorp/
Lynne Burns 212-808-2581	Community Bank of Central California:
Melissa Schuler 212-916-7941	Harry Wardwell 831-757-2274 ext. 446

For Rabobank Group/International:
Ernst Moeksis (31) 30-216-4304

Rabobank Group is a financial services leader providing institutional and retail banking and agricultural finance solutions in key markets around the world. From its century-old roots as a Dutch farmers’ finance cooperative, Rabobank has grown into one of the 25 largest banks worldwide with over $600 billion in assets and operations in over 35 countries Rabobank is the only private bank in the world with the highest possible credit ratings from both Standard & Poor’s (AAA) and Moody’s Investor Service (Aaa), and is ranked among the world’s ten safest banks by Global Finance magazine. In the Americas, Rabobank is a leading financier to all segments of the agriculture industry, providing wholesale banking services to food and agribusiness clients, and agricultural lending to farmers, ranchers, input suppliers, and manufacturers; and full retail and commercial banking services to businesses, communities and real estate developers throughout Southern and Central California. www.RabobankAmerica.com.

Central Coast Bancorp (NASDAQ: CCBN) operates as a holding company for Community Bank of Central California, an award-winning bank with 14 branches located in Monterey, Santa Cruz, San Benito and southern Santa Clara counties. Founded in 1982 as a primarily agribusiness bank, Community Bank of Central California offers a full array of banking services for individuals (checking, savings, deposits, money market, CD, and IRA accounts, personal loans: auto, mortgage, home equity) and businesses (business checking, small business loans, commercial real estate, lockbox, and courier services). It serves a range of sectors including agribusiness, small business, professionals, commercial and residential developers, civic groups, municipalities and non-profit organizations throughout the California Central Coast area. The largest independent bank headquartered in Monterey County, Community Bank of Central California had total assets of $1.25 billion as of September 30, 2005. www.community-bnk.com

Forward Looking Statements: Certain statements obtained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties, including the risk that the proposed acquisition may not be consummated. The following factors, among others, could cause actual results to differ materially from those described herein or from past results: the failure to obtain regulatory approval for the proposed transaction; the failure of Central Coast Bancorp shareholders to approve the transaction; the costs related to the proposed transaction; the inability to obtain, or meet conditions imposed for, required regulatory approvals and consents; other economic, business, competitive and/or regulatory factors affecting Central Coast Bancorp’s and Rabobank’s businesses generally; and the risk of future catastrophic events including possible future terrorist related incidents. Neither Central Coast Bancorp nor Rabobank undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.

Additional Information and Where to Find it: Investors and security holders are urged to carefully review and consider Central Coast Bancorp’s public filings with the SEC, including but not limited to the Proxy Statement for its 2005 Annual Meeting of Shareholders, the Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Reports on Form 10-Q and current reports on Form 8-K for the reporting periods of 2005. The documents filed by Central Coast Bancorp with the SEC may be obtained free of charge at Central Coast Bancorp’s website at www.community-bnk.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from Central Coast Bancorp by requesting them in writing to Central Coast Bancorp, 301 Main Street, Salinas, CA, 93901, Attention: Jayme C. Fields, Corporate Secretary; or by telephone at (831) 757-2274.

Investors seeking additional information about VIB Corp/Rabobank, National Association may visit the website at www.rabobankamerica.com.

This press release does not constitute solicitation material in respect of the proposed acquisition of Central Coast Bancorp by VIB Corp.  In connection with the proposed transaction, Central Coast Bancorp intends to file with the SEC a proxy statement to shareholders of Central Coast Bancorp and other relevant documents in connection with the proposed transaction.  SHAREHOLDERS OF CENTRAL COAST BANCORP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIB CORP, CENTRAL COAST BANCORP AND THE PROPOSED TRANSACTION.  The final proxy statement will be mailed to shareholders of Central Coast Bancorp.  Investors and security holders will be able to obtain these documents free of charge at the SEC’s public reading room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, at the SEC’s website at www.sec.gov., at Central Coast Bancorp’s website at www.community-bnk.com, or from Central Coast Bancorp by requesting them in writing from Jayme C. Fields, Corporate Secretary, Central Coast Bancorp, 301 Main Street, Salinas, CA, 93901, or by telephone at (831) 757-2274, or by email at jfields@community-bnk.com.

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Participants in the Solicitation: Central Coast Bancorp and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition.  Information about the directors and executive officers of Central Coast Bancorp and their ownership of Central Coast Bancorp stock are set forth in the Proxy Statement for Central Coast Bancorp’s 2005 Annual Meeting of Shareholders.  Additional information regarding the interests of such participants in the proposed transaction will be included in the proxy statement, when it becomes available.